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                                                                    EXHIBIT 24.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intervoice, Inc. Employee Stock Purchase Plan of our report dated April 17, 2002, except for Notes H and Q, as to which the date is May 29, 2002, with respect to the consolidated financial statements and schedule of Intervoice-Brite, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended February 28, 2002, filed with the Securities and Exchange Commission.

                                ERNST & YOUNG LLP


Dallas, Texas
November 19, 2002